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Colorado Secretary of State
Date and Time: 02/13/2018 08:02 PM
ID Number: 20171182699

Document number: 20181127754
Amount Paid: $25.00

ABOVE SPACE FOR OFFICE USE ONLY

Amended and Restated Articles of Incorporation

filed pursuant to §7-90-301, et seq. and §7-110-107 and §7-90-304.5 of the Colorado Revised Statutes (C.R.S.)

1. For the entity, its ID number and entity name are

   ID number: 20171182699
   (Colorado Secretary of State ID number)

   Entity name: PHI Transition Corporation.

2. The new entity name (if applicable) is PotNetwork Holdings, Inc.

3. The amended and restated constituent filed document is attached.

4. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

5. *(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)*

   (If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

   The delayed effective date and, if applicable, time of this document is/are ____________________.
   (mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual's act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

6. The true name and mailing address of the individual causing the document to be delivered for filing are

   Goulding (Last) Randall (First) ____ (Middle) ____ (Suffix)

   1333 Sprucewood
   (Street name and number or Post Office Box information)

   Deerfield (City) IL (State) 60015 (Postal/Zip Code)

   ____ *(Province – if applicable)* United States *(Country – if not US)*

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user's legal, business or tax advisor(s).

ARTICLES OF INCORPORATION
OF
PHI TRANSITION CORPORATION, changing its name to "POTNETWORK HOLDINGS INC."

Pursuant to the applicable provisions of Section 7-102-101 and Section 7-102-102 of the Colorado Revised Statutes ("CRS"), the undersigned, on behalf of the Corporation, adopts these Articles of Incorporation, as amended hereby.

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, under and pursuant to the provisions and by virtue of the laws of the State of Colorado Business Corporation Act Section 17-102-101 and Section 7-102-102 and all other acts amendatory thereof and supplemental thereto, and for that purpose does hereby make, subscribe, acknowledge, certify, and set forth as follows:

FIRST: The name of the corporation is hereby changed to "PotNetwork Holdings, Inc." from "PHI Transition Corporation".

SECOND: The resident agent is Roger Johnson who is located at 30370 Coyote Run Court, Oak Creek, Colorado 80467 and whose mailing address is Post Office Box 774406, Steamboat Springs, Colorado 80477, but the corporation may maintain offices, agencies, and places of business in any other state or military district in the United States and in foreign countries without restriction as to place, and the corporation may keep such books, papers, and records of the corporation as are not required by law to be kept within the State of Colorado, and as the directors may find convenient in such offices, agencies, and places of business.

THIRD: The nature of the business to be transacted and the object and purposes to be promoted and carries on by the corporation shall be to engage in any and all lawful activities.

FOURTH: The amount of the authorized capital stock of the corporation is one billion (1,000,000,000) shares of common stock and fifty thousand (50,000) shares of preferred stock, with the par value and voting restrictions set forth below in Articles FIFTH and SIXTH.

No stockholder of the corporation shall by reason of holding shares in the corporation possess a preemptive and preferential right to purchase or subscribe to shares of any class of this corporation, no or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase any class, now or hereafter to be authorized.

FIFTH: The aggregate number of shares of common stock which this corporation shall have authority to issue shall be one billion (1,000,000,000) shares at par value of one hundred thousandth of one cent ($0.00001) per share.

SIXTH: The aggregate number of shares of preferred stock the corporation shall have authority to issue shall be fifty thousand (50,000) shares at par value of one hundred thousandth of one cent ($0.00001) per share, and shall be designated as Class A Preferred Stock.

The Class A Preferred Stock shall have the following rights and privileges:

a. Dividends. Holders of Class A Preferred Stock shall not be entitled to receive dividends paid to the holders of the corporation's common stock. Dividends paid to the holders of the Class A Preferred Stock, if any, shall be at the discretion of the Board of Directors.

b. Liquidation Preference. Upon the liquidation, dissolution, and winding up of the corporation, whether voluntary or involuntary, holders of the Class A Preferred Stock shall not be entitled to receive any of the assets of the corporation.

c. Conversion. Each share of the Class A Preferred Stock shall be convertible into shares of the Corporation's Common Stock, in a number equal to 0.0018% of the total number of outstanding shares of common stock.

d. Voting Rights. Holders of the Class A Preferred Stock shall be entitled to vote such that for each such share held, the holder shall have the right to vote on all matters coming to the common shareholders and/or to which common shareholders are entitled to vote, including without limitation, any written actions of shareholders in lieu of a meeting, such that each share of the Class A Preferred Stock shall be entitled to a number of votes equal to the sum obtained by using the following quotient:

(1) the sum of all outstanding shares of common stock, plus the sum of the number of votes of all other outstanding shares of stock, including any preferred stock that may be outstanding, plus the sum of the votes of all other financial instruments outstanding which may be entitled to vote on any such matter,

divided by

(2) 0.9.

Such right to vote shall include, without limitation, all matters submitted to the shareholders of the corporation's common stock, including, with respect to any vote at any meeting of common shareholders of the corporation and any written actions of shareholders in lieu of meetings, with respect to any and all matters presented or presentable to the common shareholders of the corporation for their action or consideration.

SEVENTH: Authorized stock may be issued from time to time without action by the stockholders for such consideration as may be fixed from time to time by the board of directors, and shares so issued, the consideration for which have been paid or delivered, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further payment thereon.

The capital stock of this corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay any debts of the corporation and no paid up stock and no stock issued as fully paid shall ever

be assessable or assessed and the Articles of Incorporation shall not be amended in this particular.

EIGHTH: The members of the governing board shall be known as the directors and the number thereof shall be at least one (1), with the exact number and terms of office to be fixed by the bylaws of the corporation, provided, that at least one-fourth (1/4) of the members of the board of directors shall be chosen annually by the shareholders of the corporation.

The name and address of the first board, consisting of one (1) director is as follows:

NAME	POSITION	ADDRESS
Gary L. Blum	Sole Director	3278 Wilshire Blvd. Suite 603 Los Angeles, CA 90010

NINTH: The name and address of the sole director signing these Articles of Incorporation is as follows:

NAME	ADDRESS
Gary L. Blum	3278 Wilshire Blvd. Suite 603 Los Angeles, CA 90010

TENTH: The corporation is to have perpetual existence.

ELEVENTH: A director or officer of the corporation shall not be liable to the corporation or its shareholders for damages for breach of fiduciary duty as a director or officer except for liability that, by express provision of the Colorado Business Corporation Act, as amended and in effect in Colorado having similar import and effect, cannot be eliminated.

TWELFTH: The SIXTH and SEVENTH Articles shall not be amended or repealed except by the vote of the holders of two-thirds (2/3) of all the issued and outstanding shares of the capital stock of this corporation that are entitled to vote.

THIRTEENTH: In furtherance, and not in limitation of the power conferred by statute, the board of directors is expressly authorized:

Subject to the bylaws, if any, adopted by the stockholders, make, alter, alter or amend the bylaws of the corporation;

To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation;

From time-to-time, to determine whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of this corporation (other than the original or duplicates stock ledger), or any of them, shall be open to inspection of stockholders, and no stockholder shall have any right of inspection any account, book or document of this corporation except as conferred by statute, unless authorized by a resolution of the stockholders or directors;

To indemnify any person who was or is a party or is threatened to be made a party to any pending or completed action, suit, or proceeding, whether civil, criminal, administrative, investigative, except and action by or in the right of the corporation, by reason of the fact the he is or was an officer, director, employee, or agent of the corporation, or is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. To indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right right of the corporation (derivative actions) to procure a judgment in its favor by reason of the fact the he is or was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably believed to be in or not opposed to the best interest of the corporation. No officer, director, employee or agent of the corporation may be indemnified in a derivative action for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for the amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnify for such expenses as the court deems proper;

Determination that indemnification of an officer or director is improper must be made by the shareholders or by majority vote of a quorum of directors who were not parties to the act, suit or proceeding.

This corporation may, in its bylaws, confer powers upon its directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by statute.

FOURTEENTH: Both stockholders and directors shall have power, if the bylaws so provide, to hold their meetings, and to have one or more offices within or without the State of Colorado, and to keep the books of the corporation (subject to the requirements of the Colorado Business Corporation Act) outside

of the state of Colorado at such places as may from time-to-time be designated by the board of directors.

THE UNDERSIGNED, being the sole officer and director of the incorporator hereinabove named for the purpose of this filing to enable this forming a corporation to do business both within and without the State of Colorado and in pursuance of the Colorado Business Corporation Act, and the acts amendatory thereof and supplemental thereto, does make and file this certificate, hereby declaring and certifying that the facts herein stated are true.

IN WITNESS WHEREOF, I accordingly have hereunto set my hand and seal February 13, 2018.

/s/ Gary L. Blum
Sole Director

Certificate of Incumbency and Corporate Authority

To: The Secretary of State ("Indemnitee")
The Great State of Colorado
1700 Broadway
Suite 200
Denver, Colorado 80290

From: Gary L. Blum
Sole Director
3278 Wilshire Boulevard
Suite 603
Los Angeles, California 90010

The undersigned, being the sole director of the Corporation, hereby certifies to the above-named Indemnitee as follows:

1. I am the duly elected sole member of the Board of Directors.

2. Pursuant to the corporation's governing documents, as amended, and as currently in full force and effect, I am the person ("Authorized Officer") who has been duly designated and appointed to the office(s) indicated by my name, I continue to hold the indicated office(s) at this time, and the signature set forth below by my name is my genuine signature.

3. I have been granted sufficient and appropriate authority by the Corporation's Articles of Incorporation, as currently constituted, its Bylaws, as amended, and permitted under the applicable provisions of Colorado law to engage.

4. I have the power and authority to execute this Certificate.

5. The Indemnitee may rely on this Certificate and on the authority of my authority until this Certificate is rescinded in a written notice actually received by the Indemnitee. Any such rescission shall be effective only as to acts of the members by any successive board of directors, and, only after the Indemnitee's receipt of such notice.

IN WITNESS WHEREOF, the undersigned duly executes this Certificate and affixes his signature hereto as of the date first above written.

/s/ Gary L. Blum
Its: Sole Director,
not as an individual